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SAFECO CORPORATION AND SUBSIDIARIES                                                                   F-13
Computation of Income Per Share                                                                 Exhibit 11
Year Ended December 31                                              1999         1998          1997
----------------------------------------------------------------------------------------------------------
(In Millions Except Per Share Amounts)

BASIC NET INCOME PER SHARE OF COMMON STOCK

          1.  Net Income                                           $ 252.2      $ 351.9      $ 430.0
                                                                   -------      -------      -------

          2.  Average Number of Common
                 Shares Outstanding                                  132.7        139.4        129.2
                                                                   -------      -------      -------

          3.  Basic Net Income Per Share
                 of Common Stock (L.1/L.2)                         $  1.90      $  2.52      $  3.33
                                                                   =======      =======      =======


DILUTED NET INCOME PER SHARE OF COMMON STOCK

          1.  Net Income                                           $ 252.2      $ 351.9      $ 430.0
                                                                   -------      -------      -------

          2.  Average Number of Common
                 Shares Outstanding                                  132.7        139.4        129.2

          3.  Additional Common Shares Assumed
                 Issued Under Treasury Stock Method
                 (All due to employee stock options)                   0.1          0.5          0.6
                                                                   -------      -------      -------

          4.  Diluted Average Number of Common
                 Shares Outstanding                                  132.8        139.9        129.8
                                                                   -------      -------      -------

          5.  Diluted Net Income Per Share
                 of Common Stock (L.1/L.4)                         $  1.90      $  2.51      $  3.31
                                                                   =======      =======      =======
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